DR. RICHARD F. HEWLETT, Ph.D.

CONSENT OF GEOLOGICAL CONSULTANT

I hereby consent to the inclusion and reference of my report dated June 1, 2005 entitled “Clarkdale Slag Project” in Amendment No. 1 to the Registration Statement on Form SB-2/A to be filed by Searchlight Minerals Corp. with the United States Securities and Exchange Commission.

Dated the 21st day of April, 2006

/s/ Richard F. Hewlett
DR. RICHARD F. HEWLETT, Ph.D.,
Consulting Geologist